THE CASH MANAGEMENT TRUST OF AMERICA
            333 South Hope Street, Los Angeles, California 90071-1406
                            Telephone (213) 486 9200




                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



ABNER D. GOLDSTINE, President and PEO, and SUSI M. SILVERMAN, Treasurer of The Cash Management Trust of America, (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended September 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Financial Officer

THE CASH MANAGEMENT TRUST                   THE CASH MANAGEMENT TRUST
OF AMERICA                                  OF AMERICA


/s/ Abner D. Goldstine                      /s/ Susi M. Silverman
----------------------------                -----------------------------
Abner D. Goldstine, President               Susi M. Silverman, Treasurer

Date: December 9, 2003                      Date: December 9, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Cash Management Trust of America and will be retained by The Cash Management Trust of America and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.